UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 15, 2011
L-1 IDENTITY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-33002 (Commission File Number)	02-0807887 (I.R.S. Employer Identification No.)

177 BROAD STREET STAMFORD, CT (Address of Principal Executive Offices)		06901 (Zip Code)
Registrant’s telephone number including area code: (203) 504-1100
Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
On February 15, 2011, L-1 Identity Solutions, Inc. (the “Company”) completed its previously announced sale of the Company’s intelligence services business group through the sale of the outstanding membership interests and capital stock of SpecTal, LLC, McClendon, LLC and Advanced Concepts, Inc. to BAE Systems Information Solutions Inc. (“BAE Systems”), a subsidiary of BAE Systems, Inc. (the U.S. affiliate of BAE Systems plc). Pursuant to the terms of the Purchase Agreement, dated as of September 19, 2010 (the “Purchase Agreement”), by and between the Company and BAE Systems, BAE Systems acquired the Company’s intelligence services business group for a purchase price of $295,833,000 in cash (inclusive of acquired cash) and approximately $7,291,000 of certain assumed obligations.
A copy of the press release announcing the completion of the sale is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
The historical consolidated financial statements of the Company have been revised to reflect the disposition of the intelligence services business group as discontinued operations. See Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 3, 2010, and the Company’s Current Report on Form 8-K, filed with the SEC on November 17, 2010, which are incorporated herein by reference.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	L-1 Identity Solutions, Inc.’s Press Release, dated February 15, 2011
99.2	Item 1 of L-1 Identity Solutions, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 3, 2010 (incorporated herein by reference)
99.3	L-1 Identity Solutions, Inc.’s Current Report on Form 8-K, filed on November 17, 2010 (incorporated herein by reference)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 15, 2011

L-1 IDENTITY SOLUTIONS, INC.
By:	/s/ Robert V. LaPenta
	Name:	Robert V. LaPenta
	Title:	Chairman, President & CEO

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	L-1 Identity Solutions, Inc.’s Press Release, dated February 15, 2011
99.2	Item 1 of L-1 Identity Solutions, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 3, 2010 (incorporated herein by reference)
99.3	L-1 Identity Solutions, Inc.’s Current Report on Form 8-K, filed on November 17, 2010 (incorporated herein by reference)